                                                                     EXHIBIT 5.1


                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER P.A.]

                               September 10, 1999



West Penn Funding LLC
800 Cabin Hill Drive
Greensburg, PA 15601


          Re: West Penn Funding LLC -- Legality of Transition Bonds

Ladies and Gentlemen:

          We have acted as special Delaware counsel for West Penn Funding Corporation, a Delaware corporation ("Funding"), and West Penn Funding LLC, a Delaware limited liability company (the "Company"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

          (a) The Certificate of Formation of the Company, dated as of May 26, 1999, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 26, 1999;

          (b) The Limited Liability Company Agreement of the Company, dated as of May 26, 1999, executed by Carol G. Russ, as the sole member of the Company;

West Penn Funding LLC
September 10, 1999
Page 2


          (c) The Form of Assignment of Limited Liability Company Interest and Amendment to Limited Liability Company Agreement of the Company, to be entered into between Carol G. Russ, as the assignor, and Funding, as the assignee, attached as an Exhibit to the Registration Statement (as hereinafter defined);

          (d) The Form of Amended and Restated Limited Liability Company Agreement of the Company (the "LLC Agreement"), to be executed by Funding, as the sole member of the Company (the "Member"), and the Special Members (as defined in the LLC Agreement), attached as an Exhibit to the Registration Statement (as hereinafter defined);

          (e) The form of Management Agreement, to be executed by each member of the Board of Directors of the Company, including the Independent Directors (as defined in the LLC Agreement);

          (f)  Amendment No. 2 to the Registration Statement (the
"Registration Statement") on Form S-3, including a related prospectus (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission on or about September 10, 1999;

          (g) The form of Indenture, to be executed by the Company and the Bond Trustee to be named therein, attached as an exhibit to the Registration Statement pursuant to which the Transition Bonds are to be issued;

          (h) The form of Series Supplement, to be executed by the Company and the Bond Trustee (the "Series Supplement");

          (i) The form of Transition Bonds, Series 1999-A, attached as an Exhibit to the Series Supplement (the "Transition Bonds"); and

          (j) A Certificate of Good Standing for the Company, dated September 8, 1999, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement. The documents listed in paragraphs (g) and (h) above are hereinafter referred to each as a "Transaction Document" and collectively as the "Transaction Documents."

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j)

West Penn Funding LLC
September 10, 1999
Page 3


above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

     For purposes of this opinion, we have assumed (i) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation and the legal capacity of natural persons who are signatories to the documents examined by us, (ii) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (iii) except to the extent provided in paragraph 3 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

West Penn Funding LLC
September 10, 1999
Page 4



     2. Under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq. (the "LLC Act") and the LLC Agreement, the Company has all necessary limited liability company power and authority to execute and deliver the Transaction Documents and issue the Transition Bonds, and to perform its obligations under the Transaction Documents.

     3. Under the LLC Act and the LLC Agreement, the execution and delivery by the Company of the Transaction Documents and the Transition Bonds, and the performance by the Company of its obligations under the Transaction Documents, have been duly authorized by all necessary limited liability company action on the part of the Company.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.


                                             Very truly yours,


                                             /s/ Richards, Layton & Finger, P.A.


JGL/GWL/smc